UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________________

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (252) 355-4610

                              Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 29, 2020, Matthew A. Hultquist delivered a letter to the Board of Directors (the “Board”) of HG Holdings, Inc., a Delaware corporation (the ‘Company”), resigning as a director of the Company effective December 31, 2020.

On December 29, 2020, the Board elected Peter Sherman to the Board effective December 31, 2020 to fill the vacancy created by Mr. Hultquist’s resignation. Mr. Sherman’s term as a director will expire at the Company’s 2021 Annual Meeting of Stockholders.  The Board also appointed Mr. Sherman to serve on its Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Nominating Committee.

Mr. Sherman, age 59, is currently Chief Risk Officer of Capitala Group, a lower middle market lender and equity investor, and has served in that position since February 2018.  Mr. Sherman has also served as founder of Sherman Capital Management. a special situation investing and restructuring consulting firm for institutional investors, since July 2016.  Mr. Sherman was a partner of Brevet Capital Management, a middle market direct lending hedge fund, from June 2014 until June 2016.

Mr. Sherman will receive compensation for his services on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. Mr. Sherman is expected to enter into the standard indemnification agreement between the Company and each of its directors.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. Sherman had or is to have a direct or indirect material interest.  There were no arrangements or understandings between Mr. Sherman and any other person pursuant to which he was selected as a director.

On December 29, 2020, the Board amended the Company’s 2012 Incentive Compensation Plan (the “Plan”) to reduce the number of shares of Common Stock, $0.02 par value (the “Common Stock”), of the Company reserved under the Plan to 500,000 plus any shares of Common Stock subject to outstanding restricted stock awards under the Plan as of December 29, 2020 that are subsequently forfeited.

The foregoing description of the Amendment to the Plan does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)     Exhibits

10.1*	Amendment to 2012 Incentive Compensation Plan effective as of December 29, 2020.

   *  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: December 30, 2020	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer